UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of New Director
At a meeting of the Board of Directors of Analog Devices, Inc. (the “Company”) held on January 20, 2015, José E. Almeida was elected to the Board of Directors for a term continuing to the Company’s next annual meeting of shareholders in March 2015 when all directors will be subject to election by shareholders. It is anticipated that Mr. Almeida will serve on the Company’s Nominating and Corporate Governance Committee of the Board of Directors commencing in March. In connection with his service on the Board of Directors, Mr. Almeida will receive an annual cash retainer of $60,000, paid quarterly. In connection with his service on the Nominating and Corporate Governance Committee of the Board of Directors, Mr. Almeida will also receive an annual cash retainer of $3,000, paid quarterly.

Mr. Almeida will automatically be granted on February 16, 2015 (or the next succeeding business day that the NASDAQ is open) equity awards under the Company’s 2006 Stock Incentive Plan as follows:

(a)
a non-qualified stock option to purchase 1,490 shares of common stock of the Company at an exercise price equal to the closing price of the common stock on the grant date, which shall vest and become exercisable with respect to the shares covered thereby on the earlier of the date of the Company’s next annual meeting of shareholders or March 12, 2015; and

(b)	230 restricted stock units, which shall vest and convert into shares of the Company’s common stock on the earlier of the date of the Company’s next annual meeting of shareholders or March 12, 2015.

On an annual basis, each non-employee director reelected at an annual meeting of shareholders is automatically granted: (a) a non-qualified stock option to purchase a number of shares of common stock approved by the Board at an exercise price equal to the closing price of the common stock on the grant date; and (b) a restricted stock unit award for a number of shares of common stock approved by the Board, each on the date of the Company’s annual meeting of shareholders.

Director equity awards vest in full upon the occurrence of a Change in Control Event (as defined in the Company’s 2006 Stock Incentive Plan) or the director’s death. If the director ceases to serve as a director by reason of his or her disability, as determined by the Board, each RSU will vest in full and each option will continue to vest over its remaining term on the date it otherwise would have vested if the director’s service had not been terminated for disability. In addition, upon the occurrence of a Change in Control Event or in the event of the director’s death, disability or retirement after age 60, each vested option will continue to be exercisable for the balance of its term.

In addition, Mr. Almeida will become party with the Company to the Company's form of Indemnification Agreement for Directors and Officers, filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2008.

A press release related to the election of Mr. Almeida is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

99.1	Press release dated January 21, 2015

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2015	ANALOG DEVICES, INC.
	By:	/s/ Margaret K. Seif
Margaret K. Seif
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 21, 2015